           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and "Financial Information" in the
Statement of Additional Information and to the use of our reports dated
February 26, 2007 with respect to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April
24, 2007 with respect to the financial statements of RiverSource Variable Life Separate Account included in Post-Effective Amendment No. 20 to the
Registration Statement (Form N-6, No. 33-62457) for the registration of the RiverSource Succession Select(SM) Variable Life Insurance offered by RiverSource Life Insurance Company.

                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2007